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                                                                                            EXHIBIT 12
                                                                                                Page 1

                          PENNSYLVANIA ELECTRIC COMPANY

                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                                                                         Six Months Ended
                                                                                              June 30,
                                                                                      2002               2001
                                                                                    ---------          --------
                                                                                    (Restated)
                                                                                            (In thousands)

EARNINGS AS DEFINED IN REGULATION S-K:                                                           |
   Income before extraordinary items.........................................        $25,694     |     $ 5,085
   Add-                                                                                          |
     Interest and other charges, before reduction for                                            |
       amounts capitalized and deferred interest income......................         21,544     |      24,408
     Provision for income taxes..............................................         18,074     |       3,002
     Interest element of rentals charged to income (a).......................            943     |         216
                                                                                     -------     |     -------
                                                                                                 |
       Earnings as defined...................................................        $66,255     |     $32,711
                                                                                     =======     |     =======
                                                                                                 |
FIXED CHARGES AS DEFINED IN REGULATION S-K:                                                      |
   Interest on long-term debt................................................        $16,328     |     $16,419
   Other interest expense....................................................          1,439     |       4,319
   Subsidiary's preferred stock dividend requirements........................          3,777     |       3,670
   Interest element of rentals charged to income (a).........................            943     |         216
                                                                                     -------     |     -------
                                                                                                 |
       Fixed charges as defined..............................................        $22,487     |     $24,624
                                                                                     =======     |     =======
                                                                                                 |
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES..............................           2.95     |        1.33
                                                                                     =======     |     =======


-------------------------

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.


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